UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

HyOrc Corporation

(Exact name of registrant as specified in its charter)

Wyoming	000-51048	91-1910791
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3050 Post Oak Boulevard, Suite 510-Q60, Houston, Texas 77056

(281) 532 9034

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On May 9, 2026 (the “Effective Date”), HyOrc Corporation (the “Company”) entered into separate Securities Purchase Agreements (collectively, the “SPAs”) with Monroe Street Capital Partners LP (“Monroe”) and Lambda Ventures LLC (“Lambda,” and together with Monroe, the “Investors”), pursuant to which the Company issued to each Investor a Convertible Promissory Note in the original principal amount of $67,500 (collectively, the “Notes”).

The Notes bear an original issue discount of $5,000 each, resulting in aggregate gross proceeds of $125,000 to the Company before payment of legal fees and other transaction-related expenses. Pursuant to the SPAs, the Investors withheld an aggregate of $7,000 for legal fees, resulting in net proceeds to the Company of approximately $118,000.

Each Note matures twelve (12) months from the issue date, unless earlier converted or repaid in accordance with its terms.

Each Note is convertible into shares of the Company’s common stock at a conversion price equal to 77% of the lowest trading price of the Company’s common stock during the fifteen (15) trading days prior to the applicable conversion date, subject to adjustment as set forth in the Notes.

The Company has the right to prepay each Note during the first 181 days following issuance at 110% of the outstanding balance, subject to the terms of the Notes.

In connection with the transactions, the Company agreed to issue an aggregate of 250,000 shares of its common stock to the Investors as commitment shares, consisting of 125,000 shares issuable to each Investor. The commitment shares are subject to cancellation if the applicable Note is fully satisfied within six months from issuance.

The Company also agreed to reserve sufficient shares of its common stock for issuance upon conversion of the Notes, currently estimated at up to 4,000,000 shares per Note.

The transactions were completed on May 9, 2026, and the Company received the investment proceeds on May 12, 2026.

Item 3.02 – Unregistered Sales of Equity Securities

The issuance of the Notes, the shares of common stock issuable upon conversion thereof, and the commitment shares were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated May 9, 2026 between the Company and Monroe Street Capital Partners LP
10.2	Convertible Promissory Note dated May 9, 2026 issued to Monroe Street Capital Partners LP
10.3	Irrevocable Transfer Agent Instruction Letter – Monroe Street Capital Partners LP
10.4	Securities Purchase Agreement dated May 9, 2026 between the Company and Lambda Ventures LLC
10.5	Convertible Promissory Note dated May 9, 2026 issued to Lambda Ventures LLC
10.6	Irrevocable Transfer Agent Instruction Letter – Lambda Ventures LLC
10.7	Disbursement Authorization (Lambda)
10.8	Officer’s Certificate (Lambda)
10.9	Disbursement Authorization (MSCP)
10.10	Officer’s Certificate (MSCP)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ K. Reginald Fubara
K. Reginald Fubara
Chief Executive Officer
HyOrc Corporation
Date: May 13, 2026